Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley

Act

I, William A. Oates, Jr., the President of the Registrant, certify that:

(i)	The Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William A. Oates, Jr.
William A. Oates, Jr., President
(principal executive officer)

Date:	September 5, 2013

I, John F. Francini, Jr., Chief Financial Officer of the Registrant, certify that:

(i)	The Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ John F. Francini, Jr.
John F. Francini, Jr. Chief Financial Officer
(principal financial officer)

Date:	September 5, 2013